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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 our estimate of Pogo Producing Company's reserves and the present value of future net reserves included in Pogo Producing Company's annual report on Form 10-K for the year ended December 31, 2000.

                            /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                RYDER SCOTT COMPANY PETROLEUM ENGINEERS

Houston, Texas
July 20, 2001